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                  FORM 10-K DECEMBER 31, 1999

                   COMMISSION FILE NO. 1-8491

                           EXHIBIT 11

             HECLA MINING COMPANY AND SUBSIDIARIES

  CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

         For the Years Ended December 31, 1999, 1998 and 1997

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

                                                        Year Ended December 31,
                                                --------------------------------------
                                                   1999          1998         1997
                                                ----------    ----------    ----------

Shares of common stock issued at
   beginning of period                          55,166,728    55,156,324    51,199,324

The incremental effect of the issuance
 of stock related to MRIL acquisition            3,908,479           - -           - -

The incremental effect of the issuance of
 new shares for cash, net of issuance costs      3,185,198           - -     3,620,833

The incremental effect of the issuance of
 stock held by grantor trust                       110,241           - -           - -

The incremental effect of the issuance
 of new shares under Stock Option and
 Warrant Plans                                      38,041         7,238         5,084
                                                ----------    ----------    ----------


                                                62,408,687    55,163,562    54,825,241

 Less:
   Weighted average treasury shares held            62,110        62,091        62,087
                                                ----------    ----------    ----------

Weighted average number of common shares
  outstanding during the period                 62,346,577    55,101,471    54,763,154
                                                ==========    ==========    ==========


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